SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Fidelity Aberdeen Street Trust

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PLEASE VOTE YOUR PROXY NOW!

Funds of

Fidelity Aberdeen Street Trust

YOUR VOTE IS EXTREMELY IMPORTANT

NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE!

Vote your shares today!*

Reference the enclosed proxy card for instructions on how you can vote online, by touch-tone telephone, or by signing and returning the enclosed proxy card by mail.

Special Meeting of Shareholders

For Shareholders as of: August 29, 2016

Meeting Date: October 28, 2016 at 8:30 a.m. Eastern Time (ET)

Until we receive a sufficient number of votes, the shareholder meeting cannot be held.

Shareholders who hold more than one account in a fund will receive a separate card for each account and should vote each card.

If you have already voted, thank you for your response. If you have any further questions, please see the contact information located in the table below for each fund and class, as applicable. Thank you.

Contact Information for each Fund and Class (as applicable)
Fund or Class	Contact Information
Retail funds and/or classes	1-800-544-8544
Advisor classes	1-877-208-0098
Fidelity Freedom Index Funds: Institutional Premium Class and Fidelity Freedom K® Funds	1-800-835-5092
Fidelity Freedom Index Funds: Investor Class	1-800-835-5092 (plan accounts) or 1-800-544-8544 (all other accounts)

*	D.F. King & Co., Inc. has been engaged by Fidelity Investments as a paid solicitor. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to verify certain personal information for identification verification (e.g., name and address).

URGENT PROXY VOTING REQUEST

ABDN16-PXL2-0916 1.9869919.101